JPMORGAN CHASE BANK
(formerly CHASE MANHATTAN BANK)
4 New York Plaza
New  York, New  York  10004
Trustee's  Semiannual  Report

To the Holders of

Government Backed Trust T-1 Zero Coupon Certificates
(Republic of Turkey FMS Refinancing)
            and
Defense Security Assistance Agency
The Pentagon
Washington, DC 20301-2800
Attention of  the Comptroller, DSAA


I. On mAY 17, 2004, the aggregate amount distributed to the Holders was $72,270,000.00. The portions thereof allocable to principal and interest payments on the Related Note(s) was $65,040,000.00 and to payments from the Securities Trust was $7,230,000.00.

ii. The aggregate Initial Amount of the Certificates issued by such Trust outstanding after such distribution is $1,390,779,000.00.

iii. The unpaid principal amount of the Related Note(s) following such distribution is $914,770,451.71.

iv. The sum of the amount referred to in (i) above, plus the amount paid to the Trustee in respect of the Trustee's fees and expenses was not less than the sum of 90% of the amount required to have been paid by the Borrower on the Related Note(s) on the immediately preceding Note Payment Date plus the payment received from the Securities Trust on the Certificate Payment Date.

No Payment Default has occurred and is continuing since our previous report.

To the best of my knowledge and belief this Semiannual Report is complete and accurate.


By: ____Dennis Kildea______
    Assistant Vice President


Dated as of May 17, 2004
(Tax ID No. 13-3544132)